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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Kroll Inc. on Form S-4 of our report dated February 15, 2002 (March 21, 2002 as to Note 20), appearing in the Annual Report on Form 10-K of Kroll Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

May 10, 2002